Exhibit 99.1

Oak Technology Posts Total Revenue of $25.9 Million for Third Fiscal Quarter; Company Completes Strategic Initiatives to Focus on Consumer Electronics

    SUNNYVALE, Calif.--(BUSINESS WIRE)--April 22, 2003--Oak Technology, Inc., (Nasdaq: OAKT) a leading provider of embedded solutions for the HDTV and Digital Imaging markets, today announced that for the third quarter of fiscal 2003, ended March 31, 2003, the company reported total net revenues of $25.9 million and a total net loss of $18.0 million, or ($0.32) per share, on a GAAP basis. This compares to total net revenues of $42.1 million and a total net loss of $1.7 million, or ($0.03) per share, on a GAAP basis for the same quarter one year ago.
    On a pro forma basis, excluding the amortization of intangibles, acquisition-related expenses, deferred stock compensation and restructuring expenses, the company reported a net loss for the third quarter of fiscal 2003 of $9.7 million, or ($0.17) per share as compared with pro forma net income of $1.7 million, or $0.03 per diluted share, on a comparable basis, for the same quarter one year ago.
    For the first nine months of fiscal 2003, the company reported $84.5 million in total net revenues and a total net loss of $46.6 million, or ($0.83) per share, on a GAAP basis. This compares with total net revenues of $111.7 million and a total net loss of $14.3 million, or ($0.26) per share, on a GAAP basis, for the same period one year ago.
    On a pro forma basis, excluding the amortization of intangibles, acquisition-related expenses, deferred stock compensation and restructuring expenses, the company reported a net loss for the first nine months of fiscal 2003 of $23.6 million, or ($0.42) per share, as compared with a pro forma net loss of $2.3 million, or ($0.04) per share, on a comparable basis, for the same period one year ago.
    Over the past nine months, Oak has successfully executed three strategic initiatives to focus on transitioning from a PC company to a consumer electronics company. The first initiative was the acquisition of TeraLogic, Inc., a leading developer of HDTV hardware and software, completed during the second fiscal quarter. Second, Oak leveraged the company's optical storage assets by selling the company's PC optical storage business, excluding certain intellectual property and patents, to Sunplus Technology Co., Ltd. of Taiwan in return for $16 million in cash (net of withholding taxes) and $14 million to be received in Sunplus stock. In addition, Oak initiated a program to license the company's retained optical storage patents and intellectual property rights. The first step in this program was the licensing of certain intellectual property to Samsung Electronics Co., Ltd. to enable a partnership between Samsung and Sunext Technology, a Taiwan pre-IPO company formed by Oak and Sunplus, to jointly develop and manufacture next-generation optical System-on-a-Chip (SOC) solutions. Third, Oak has been reducing its cost structure by approximately 40% from December 2002 through June 2003, which will bring the company's pro forma breakeven point in revenue to $28 million per quarter. The company believes these three strategic initiatives position Oak for positive operating cash flow beginning in the September quarter and improved financial performance into the future.
    "We have succeeded in completing the major pieces of our plan to restructure Oak and reposition the company for a concentrated consumer focus," said Young Sohn, Oak's chairman and chief executive officer. "We are very pleased with the strong momentum with our TeraLogic and Imaging businesses as demonstrated by our successful design wins with HDTV and laser/inkjet market leaders.
    "Momentum in HDTV is continuing in the third quarter. More than 10 leading consumer customers are actively designing Oak's Generation9(TM) 'HDTV System-on-a-Chip' into their G9-based products. We have sold 40 Cougar-G9(TM) development platforms and recently received our first production orders for the G9. We expect the ramp to start in the second half of calendar 2003. At the same time, we have continued to see solid results and year-over-year growth in the March quarter for the Generation 8 revenues.
    "Our Quatro(TM) System-on-a-Chip for desktop laser printers and inkjet MFPs has now been ramping into production for a full quarter. In addition, we now have over 10 customers actively designing Quatro-based products, which are currently scheduled to begin production in late calendar 2003, fueling a volume growth ramp throughout calendar 2004.
    "With the most difficult part of the transition behind us, we believe we are well positioned with strong products in certain high growth consumer markets. This should leave us on track for an improvement in financial performance for the June quarter."

    RECENT BUSINESS DEVELOPMENTS

    -- Oak announced the availability of TeraLogic Group's Cougar-G9 digital reference design for the HDTV. The Cougar-G9 development platform enables customers to use a seamless, integrated solution for rapid product development in both VxWorks and Linux operating systems. This approach reduces a customer's development effort while providing a significant time-to-market advantage -- making digital entertainment a reality sooner for a broader group of consumers.

    -- Oak's Quatro SOC inkjet MFP reference design, based on proven technology and industry-leading hardware and software solutions, enables customers to significantly reduce the development cycle for fast time-to-market implementation. Oak's MFP reference design provides all of the key functions required in an MFP, including the latest USB 2.0 implementation and Conexant and Network WebWare's connectivity solutions.

    -- Oak has 136 PDL deployments including Canon and Ricoh, and in the third quarter, Oak's IPS/5E(TM) PDL and customized print drivers were chosen by Heidelberg Digital for its Digimaster 9150i digital production printer.

    -- Oak sold its optical storage business and certain optical storage assets to Sunplus Technology, a fabless integrated circuit design house based in Taiwan, and the transaction closed on April 3, 2003. Oak will invest in Sunext Technology Co., Ltd., a Taiwan pre-IPO company, as a minority investor.

    -- Samsung, through the licensing of Oak optical storage IP, joined with Oak and Sunplus to develop and manufacture, with Sunext, next-generation optical System-on-a-Chip solutions.

    BUSINESS OUTLOOK

    The following statements are based on current expectations for the fourth fiscal quarter as of April 22, 2003. These statements, and the use of such phrases as "expects," "anticipates" and "intends" are forward-looking, and actual results may differ materially. (Please see the company's "Safe Harbor" disclaimer, which follows below).

    -- Total revenues for the fourth fiscal quarter are expected to reflect modest single-digit sequential growth in both the HDTV and Imaging businesses as well as from certain license fees for optical storage assets.

    -- As product mix shifts to products supporting the consumer segment, and certain optical storage license fees are recognized after being paid in installments, gross margin is expected to be in the mid-70 percent range for the quarter.

    -- On a GAAP basis, including a gain on the sale of the company's optical storage business to Sunplus of approximately $0.40 per share, the company expects to report positive earnings per share in the range of $0.27-$0.29 per share.

    -- On a pro forma basis, the company expects a net loss in the range of ($0.04) - ($0.06) per share. Pro forma net loss does not include an estimated gain in the fourth quarter on the sale of the Optical Storage business to Sunplus of approximately $0.40 per share, amortization of intangibles of approximately ($0.05) per share, acquisition-related expenses and deferred stock compensation of ($0.01) per share, and restructuring expenses of approximately ($0.01) per share.

    -- Oak will continue to focus on its goal of pro forma profitability in the second half of calendar 2003. Oak has made and will continue to make significant strides in reducing expenses per our restructuring plan. With the success of Generation9 and Quatro design wins, along with the strength in consumer end markets, Oak expects to achieve pro forma profitability on plan.

    -- Based on current forecasts, the company also hereby confirms that it expects to have more than sufficient cash, cash equivalents and short-term investments to provide adequate working capital to fund operations over the next twelve months.

    With the exception of commenting on restructuring activities and strategic initiatives designed to return the company to pro forma profitability, Oak will refrain from commenting on quarterly expectations beyond the current quarter due to the continued uncertainties in the economy and its industry.
    Oak Technology's procedure for publishing and updating this outlook is as follows. Following the publication of the outlook in its quarterly earnings release, Oak will continue its current practice of having corporate representatives meet privately with investors, the media, investment analysts and others to discuss the markets in which the company operates, Oak's business affairs and the published outlook and publicly disclosed material related to the outlook. This outlook will not be updated during the quarter unless Oak Technology first publishes a notice stating otherwise.

    ABOUT PRO FORMA ADJUSTMENTS

    To supplement the consolidated financial results prepared under generally accepted accounting principles ("GAAP"), Oak uses a non-GAAP conforming, or pro forma measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of Oak's baseline performance before gains, losses or other charges that are considered by management to be outside of the company's core operating results. In addition, pro forma net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from pro forma measures used by other companies. Oak computes pro forma net income by adjusting GAAP net income with the impact of amortization of intangibles, acquisition-related charges, restructuring charges, deferred stock compensation, and other non-recurring charges and gains.

    WEBCAST AND TAPED REPLAY

    Oak will broadcast its third quarter earnings conference call today at 4:30 PM EDT/1:30 PM PDT. This event is available through the Oak Technology website at www.oaktech.com by clicking on the "financial results" link. Listeners should go to the website at least ten minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, an archived version of the webcast will be available and a telephonic replay will also be available approximately two hours following the earnings call. Although this earnings release will be available on the company's website, the company disclaims any duty or intention to update this or any other forward-looking statements. The telephone playback of the conference call can be accessed by dialing (719) 457-0820 and entering the passcode number 475079.

    ABOUT OAK TECHNOLOGY

    Oak Technology, Inc., a leading provider of solutions for the storage, manipulation and distribution of digital content, is committed to driving the emerging world of connected consumer appliances. The company's fully integrated products and technologies target two key markets: digital imaging (advanced copiers, printers, faxes, scanners and MFPs) and digital home entertainment (digital TV, HDTV and PVRs). Founded in 1987, Oak is headquartered in Sunnyvale, California, and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol OAKT. Additional information about Oak and its digital solutions can be found at www.oaktech.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: In addition to the historical information contained herein, statements in this press release may contain forward-looking statements within the meaning of the Federal securities laws and are subject to the safe harbors created thereby. The foregoing statements may consist of forward-looking statements, such as "expects" or "believes," that involve risks and uncertainties. These statements may differ materially from actual future events or results. Factors that could cause actual outcome to differ materially from those set forth include, without limitation, the rate of adoption of new technology, the rate of growth of the optical storage, digital imaging and HDTV market, success in licensing of retained IP and patents, success of any announced partnership in the optical storage market, changes in product mix, distribution channels, or manufacturing costs; the demand for semiconductors and end-user products that incorporate semiconductors; technological difficulties and resource constraints encountered in developing and/or introducing new products, and market acceptance of new products. Forward- looking statements contained in this press release regarding expected financial results, industry trends, sales and future product development and business strategies and activities should be considered in light of these factors, and those factors discussed from time to time in the company's public reports filed with the Securities and Exchange Commission, such as those discussed in the company's Annual Report on Form 10K for fiscal year ended June 30, 2002, and in quarterly reports on Form 10Q.

    Oak Technology is a registered trademark of Oak Technology, Inc. The Oak logo, Generation9, Cougar-G9, Quatro and IPS are common law trademarks of Oak Technology, Inc. All others are trademarks or registered trademarks of their respective owners.

                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (Unaudited)

                                Three months ended  Nine months ended
                                    March 31,           March 31,
                                ------------------ -------------------
                                   2003     2002      2003      2002
                                --------- -------- --------- ---------

Net revenues                    $ 25,865  $42,096  $ 84,474  $111,685
Cost of revenues                  10,484   20,938    35,135    55,940

                                --------- -------- --------- ---------
 Gross profit                     15,381   21,158    49,339    55,745

Research and development
 expenses                         15,755   13,161    46,436    39,167
Selling, general, and
 administrative expenses           9,439    7,423    27,631    22,517
Amortization of intangible
 assets                            2,468    3,046     6,978     9,520
Acquisition related expenses       1,667       --     9,339        --
Deferred stock compensation          124       --       206        --
Restructuring charge               4,046      396     7,207     2,424

                                --------- -------- --------- ---------
 Operating loss                  (18,118)  (2,868)  (48,458)  (17,883)

Non-operating income                 508    1,573     3,429     5,206

                                --------- -------- --------- ---------
 Loss before income taxes        (17,610)  (1,295)  (45,029)  (12,677)

Income taxes                         366      445     1,577     1,576

                                --------- -------- --------- ---------
 Net loss                       $(17,976) $(1,740) $(46,606) $(14,253)
                                ========= ======== ========= =========

Net loss per share

 Basic                          $  (0.32) $ (0.03) $  (0.83) $  (0.26)
                                ========= ======== ========= =========
 Diluted                        $  (0.32) $ (0.03) $  (0.83) $  (0.26)
                                ========= ======== ========= =========

Shares used in computing net
 loss per share

 Basic                            55,977   55,567    55,953    55,042
                                ========= ======== ========= =========
 Diluted                          55,977   55,567    55,953    55,042
                                ========= ======== ========= =========



                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

       PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (Unaudited)

                                Three months ended  Nine months ended
                                    March 31,           March 31,
                                ------------------ -------------------
                                    2003     2002      2003      2002
                                --------- -------- --------- ---------

Net revenues                    $ 25,865  $42,096  $ 84,474  $111,685
Cost of revenues                  10,484   20,938    35,135    55,940

                                --------- -------- --------- ---------
  Gross profit                    15,381   21,158    49,339    55,745

Research and development
 expenses                         15,755   13,161    46,436    39,167
Selling, general, and
 administrative expenses           9,439    7,423    27,631    22,517

                                --------- -------- --------- ---------
  Operating income (loss)         (9,813)     574   (24,728)   (5,939)

Non-operating income                 508    1,573     2,689     5,206

                                --------- -------- --------- ---------
  Income (loss) before income
   taxes                          (9,305)   2,147   (22,039)     (733)

Income taxes                         366      445     1,577     1,576

                                --------- -------- --------- ---------
  Net income (loss)             $ (9,671) $ 1,702  $(23,616) $ (2,309)
                                ========= ======== ========= =========

Net income (loss) per share

  Basic                         $  (0.17) $  0.03  $  (0.42) $  (0.04)
                                ========= ======== ========= =========
  Diluted                       $  (0.17) $  0.03  $  (0.42) $  (0.04)
                                ========= ======== ========= =========

Shares used in computing net income
 (loss) per share

  Basic                           55,977   55,067    55,953    55,042
                                ========= ======== ========= =========
  Diluted                         55,977   60,148    55,953    55,042
                                ========= ======== ========= =========

Note: The above unaudited pro forma condensed consolidated statements of operations are not intended to be in accordance with generally accepted accounting principles and may differ from pro forma presentations or computations used by other Companies. See reconciliation of GAAP to pro forma financial information on the following page.


                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

       RECONCILIATION OF GAAP TO PRO FORMA FINANCIAL INFORMATION
                       (in thousands, unaudited)

                                Three months ended  Nine months ended
                                    March 31,           March 31,
                                ------------------ -------------------
                                    2003     2002      2003      2002
                                --------- -------- --------- ---------

GAAP net loss                   $(17,976) $(1,740) $(46,606) $(14,253)

Pro forma adjustments:
 Amortization of intangible
  assets                     (A)   2,468    3,046     6,978     9,520
 Acquisition related
  expenses                   (B)   1,667       --     9,339        --
 Deferred stock compensation (C)     124       --       206        --
 Restructuring charge        (D)   4,046      396     7,207     2,424
 Non-operating income        (E)      --       --      (740)       --

                                --------- -------- --------- ---------
Pro forma net income (loss)     $ (9,671) $ 1,702  $(23,616) $ (2,309)
                                ========= ======== ========= =========

(A) Amortization of purchased technology and goodwill for the periods presented. Effective July 1, 2002, the Company has ceased the amortization of goodwill in accordance with a new accounting pronouncement.

(B) Acquisition related expenses include an in-process research and development charge and certain other cash payments which were committed as part of the acquisition of TeraLogic, Inc. These commitments were made to ensure the transfer of employee knowledge during the integration of the two companies. Some of these payments were obligations made by TeraLogic's shareholders prior to the acquisition and later assumed by Oak to ensure employee stability during the acquisition. The remaining amount relates to unique compensation incentives designed and negotiated for this particular acquisition to ensure continuity and complete delivery of the assets acquired from TeraLogic. Neither obligation is part of Oak's normal operating compensation practices.

(C) Amortization of deferred stock compensation related to the acquisition of TeraLogic, Inc.

(D) For the quarter ended March 31, 2003, the Company recorded restructuring charges of $4.0 million related to a reduction in force due to the restructuring of the overall business of $3.3 million and the estimated loss on the sale of an office in Japan of approximately $700,000.

    For the quarter ended December 31, 2002, the Company recorded restructuring charges of $3.2 million related to an adjustment of lease loss on a previously abandoned building and reduction in force due to the restructuring of the overall business.

    For the quarter ended March 31, 2002, the Company became exposed to probable losses on a sublease where the tenant experienced financial difficulty and abandoned the facility with approximately five years remaining on the sublease. This abandonment during a difficult economic period for commercial real estate, net of other restructuring adjustments, resulted in a net charge of $396,000 in the March 2002 quarter.

    During the December 31, 2001 quarter, the Company recorded restructuring charges totaling approximately $2.0 million related to the reduction in force due to the restructuring of the overall business and the abandonment of an existing office space.

(E) Gain on sale of marketable securities held by the Company.



                 OAK TECHNOLOGY, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (Unaudited)

                                                 March 31,   June 30,
                                                    2003       2002
                                                ----------- ----------
ASSETS

Current assets:

 Cash and investments                           $   67,875  $ 142,666
 Accounts receivable, net                           10,098     10,096
 Inventories                                         1,986      4,929
 Prepaid expenses and other current assets          10,165      5,535
                                                ----------- ----------

    Total current assets                            90,124    163,226

Property and equipment, net                         15,481     18,961
Intangible assets, net                              58,092     19,886
Other assets                                         1,162        803
                                                ----------- ----------

    Total assets                                $  164,859  $ 202,876
                                                =========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable                               $    7,023  $  14,065
 Deferred revenues                                   3,653      2,970
 Other accrued liabilities                          30,148     16,951
                                                ----------- ----------

    Total current liabilities                       40,824     33,986

Long-term liabilities                                  898        899

                                                ----------- ----------
    Total liabilities                               41,722     34,885

Stockholders' equity:

 Common stock                                      227,302    223,374
 Deferred stock compensation                        (1,853)        --
 Accumulated comprehensive income                      705      1,028
 Accumulated deficit                              (103,017)   (56,411)
                                                ----------- ----------

    Total stockholders' equity                     123,137    167,991
                                                ----------- ----------

    Total liabilities and stockholders' equity  $  164,859  $ 202,876
                                                =========== ==========

    CONTACT: Oak Technology, Inc.
             John Edmunds, 408/523-6510 (Investors and Shareholders) johnedmunds@oaktech.com
             Charles Cheng, 408/523-6750 (Media and Industry Analysts) charlescheng@oaktech.com